Exhibit 10.1(g)

AMENDMENT NO. 6

TO THE

CEDAR SHOPPING CENTERS, INC.

SENIOR EXECUTIVE DEFERRED COMPENSATION PLAN

WHEREAS, Cedar Shopping Centers, Inc. (the “Company”) has adopted the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, effective November 9, 2011, the Company formally changed its name to Cedar Realty Trust, Inc.; and

WHEREAS, Section 9.1 of the Plan permits the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan to reflect the change in the name of the Company;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The Plan is hereby renamed the “Cedar Realty Trust, Inc. Senior Executive Deferred Compensation Plan.”

2.	Section 2.6 of the Plan is hereby amended to read in its entirety as follows:

“2.6 Company. ‘Company’ shall mean (i) for periods prior to November 9, 2011, Cedar Shopping Centers, Inc. and (ii) for periods on and after November 9, 2011, Cedar Realty Trust, Inc. and any successor thereto which adopts this Plan.”

3.	This Amendment shall be effective as of November 9, 2011.

4.	Except to the extent hereinabove set forth, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of the 14th day of December, 2011.

CEDAR REALTY TRUST, INC. (formerly known as CEDAR SHOPPING CENTERS, INC.)

By:	/s/ Brenda J. Walker
Name: Brenda J. Walker Title: Vice President

2